                        Registration No. 333 - _________
    As filed with the Securities and Exchange Commission on October 16, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                  H POWER CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     22-3010742
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                                1373 BROAD STREET
                            CLIFTON, NEW JERSEY 07013
          (Address, including zip code, of principal executive offices)

                      H POWER CORP. 1989 STOCK OPTION PLAN
                      H POWER CORP. 2000 STOCK OPTION PLAN
                INDIVIDUAL STOCK OPTION GRANTS OUTSIDE OF A PLAN
                            (Full title of the plan)

                                 ---------------

                              DR. H. FRANK GIBBARD
                             CHIEF EXECUTIVE OFFICER
                                  H POWER CORP.
                                1373 BROAD STREET
                            CLIFTON, NEW JERSEY 07013
                                 (973) 249-5444
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 ---------------

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            MERRILL M. KRAINES, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3261
                            FACSIMILE: (212) 318-3400

                                 ---------------


                         CALCULATION OF REGISTRATION FEE

     TITLE OF SECURITIES             AMOUNT TO BE            PROPOSED MAXIMUM           PROPOSED MAXIMUM              AMOUNT OF
       TO BE REGISTERED             REGISTERED(1)        OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE(2)   REGISTRATION FEE(2)
==============================  =======================  ========================  ===========================  ====================
Common Stock, $0.001 par value     8,571,875 SHARES          See Chart Below             $92,549,865                 $24,434
==============================  =======================  ========================  ===========================  ====================

(1) PLUS SUCH ADDITIONAL INDETERMINABLE NUMBER OF SHARES AS MAY BE REQUIRED PURSUANT TO THE H POWER CORP. 2000 STOCK OPTION PLAN, THE H. POWER CORP. JUNE 6, 1989 STOCK OPTION PLAN AND GRANTS OUTSIDE OF A PLAN,
        IN THE EVENT OF A STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR CHANGE IN THE COMMON STOCK.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE PURSUANT TO RULE 457(h) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE PRICE PER SHARE AND AGGREGATE OFFERING PRICE ARE BASED UPON (A) FOR SHARES AVAILABLE FOR FUTURE GRANT UNDER THE H POWER CORP. 2000 STOCK OPTION PLAN, THE AVERAGE OF THE HIGH AND LOW PRICES OF H POWER CORP.'S COMMON STOCK ON OCTOBER 11, 2000, AS REPORTED ON THE NASDAQ NATIONAL MARKET (PURSUANT TO RULE 457(c) UNDER THE ACT) AND (B) FOR SHARES PREVIOUSLY GRANTED UNDER (i) THE H POWER CORP. 2000 STOCK OPTION PLAN AND (ii) THE H POWER CORP. JUNE 6, 1989 STOCK OPTION PLAN AND FOR SHARES SUBJECT TO OUTSTANDING OPTIONS GRANTED OUTSIDE OF ANY PLAN, THE RESPECTIVE EXERCISE PRICES FOR SUCH OUTSTANDING OPTIONS (PURSUANT TO RULE 457(h) UNDER THE ACT).

THE FOLLOWING CHART ILLUSTRATES THE CALCULATION OF THE REGISTRATION FEE:


                                                                                                                  MAXIMUM AGGREGATE
                                             NUMBER OF SHARES              OFFERING PRICE PER SHARE                 OFFERING PRICE
SHARES PREVIOUSLY GRANTED UNDER 1989               91,250                               $0.80                              $73,000
STOCK OPTION PLAN

SHARES AVAILABLE FOR FUTURE GRANT               2,838,175                           $18.15625                          $51,530,615
UNDER 2000 STOCK OPTION PLAN

SHARES PREVIOUSLY GRANTED UNDER                   876,825                              $16.00                          $14,029,200
2000 STOCK OPTION PLAN

SHARES PREVIOUSLY GRANTED UNDER 2000                35,000                              $17.63                            $617,050
STOCK OPTION PLAN(3)

STOCK OPTION GRANTS ISSUED OUTSIDE OF             990,625                              $16.00                          $15,850,000
A PLAN(4)

STOCK OPTION GRANTS ISSUED OUTSIDE OF           2,200,000                               $3.00                           $6,600,000
A PLAN(5)

STOCK OPTION GRANTS ISSUED OUTSIDE OF           1,540,000                               $2.50                           $3,850,000
A PLAN(6)

        TOTAL:                                  8,571,875                                -                             $92,549,865

      REGISTRATION FEE:                             -                                    -                                 $24,434

==================================  ================================== ================================== ==========================

(3)     STOCK OPTION GRANTS ISSUED PURSUANT TO THE 2000 STOCK OPTION PLAN AT AN OFFERING PRICE OF $17.63.
(4)     STOCK OPTION GRANTS ISSUED OUTSIDE OF A PLAN AT AN OFFERING PRICE OF $16.00 PER SHARE.
(5)     STOCK OPTION GRANTS ISSUED OUTSIDE OF A PLAN AT AN OFFERING PRICE OF $3.00 PER SHARE.
(6)     STOCK OPTION GRANTS ISSUED OUTSIDE OF A PLAN AT AN OFFERING PRICE OF $2.50 PER SHARE.

                                     PART I





         In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the H. Power Corp. 2000 Stock Option Plan adopted by H Power Corp. (the "Company" or the "Registrant"), who have been granted stock options under the H Power Corp. June 6, 1989 Stock Option Plan adopted by the Company or who have been granted stock options outside of a plan, and are not being filed with or included in this Form S-8.

                                     PART II


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company are incorporated herein by reference:

                  (i) The Company's Rule 424(b) prospectus as filed with the Commission on August 10, 2000; and

                  (ii) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, as filed with the Commission on July 28, 2000.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock offered hereby has been passed on for the Company by Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103. Merrill M. Kraines, a partner in such firm, is the Secretary of the Company.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145(a) of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

                  Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under such Section 145.

                  Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

                  Our Amended and Restated Certificate of Incorporation and By-Laws provide that we may indemnify all persons who we are entitled to indemnify under the DGCL to the fullest extent permitted thereunder. Furthermore, our Amended and Restated Certificate of Incorporation provides that, to the extent permitted under Section 102(b)(7) of the DGCL, none of our directors will be personally liable to H Power or its stockholders for monetary damages for breach of fiduciary duty as a director. We have entered or will enter into indemnification agreements with each of our directors and executive officers, which will indemnify these persons to the fullest extent permitted under the DGCL.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.           EXHIBITS

                  4.1      --       H Power Corp. 2000 Stock Option Plan
                                    (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 (No. 333-34234))

                  4.2      --       Form of Stock Option Agreement for stock
                                    option grants issued pursuant to the
                                    H Power Corp. 2000 Stock Option Plan

                  4.3      --       H Power Corp. June 6, 1989 Stock Option
                                    Plan

                  4.4      --       Form of Stock Option Agreement for stock
                                    option grants issued pursuant to the
                                    H Power Corp. June 6, 1989 Stock Option
                                    Plan

                  4.5      --       Form of Stock Option Agreement for stock
                                    option grants issued outside of a plan
                                    with Schedule of Optionees attached

                  4.6      --       Form of Stock Option Agreement for stock
                                    option grants issued outside of a plan
                                    with Schedule of Optionees attached

                  5.1      --       Opinion of Fulbright & Jaworski L.L.P.

                  23.1     --       Consent of PricewaterhouseCoopers LLP

                  23.2     --       Consent of Fulbright & Jaworski L.L.P.
                                    (included in Exhibit 5.1)

                  24.1     --       Power of Attorney (included in signature
                                    page)

ITEM 9.           UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on this 16th day of October, 2000.

                                   H POWER CORP.

                                   By:    /s/ H. Frank Gibbard
                                          --------------------------------------
                                          H. Frank Gibbard
                                          Chief Executive Officer and Director




                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Frank Gibbard and William L. Zang, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                           Title                            Date
---------                           -----                            ----
/s/ H. Frank Gibbard
------------------------   Director, Chief Executive Officer  October 16, 2000
H. Frank Gibbard           (principal executive officer)

/s/ William L. Zang
------------------------   Director, Chief Financial Officer   October 16, 2000
William L. Zang            (principal financial and
                           accounting officer)


/s/ Fong Saik Hay
------------------------   Director                            October 16, 2000
Fong Saik Hay


/s/ Rachel K. Lorey
------------------------   Director                            October 16, 2000
Rachel K. Lorey


/s/ John McSweeney
------------------------   Director                            October 16, 2000
John McSweeney


/s/ Ivan Roch
------------------------   Director                            October 16, 2000
Ivan Roch


/s/ Gary K. Willis
------------------------   Director                            October 16, 2000
Gary K. Willis


/s/ Howard L. Clark, Jr.
------------------------   Director                            October 16, 2000
Howard L. Clark, Jr.


/s/ Leonard A. Hadley
------------------------   Director                            October 16, 2000
Leonard A. Hadley

                                INDEX TO EXHIBITS

                  EXHIBITS

                  4.2      --       Form of Stock Option Agreement for stock
                                    option grants issued pursuant to the
                                    H Power Corp. 2000 Stock Option Plan

                  4.3      --       H Power Corp. June 6, 1989 Stock Option
                                    Plan

                  4.4      --       Form of Stock Option Agreement for stock
                                    option grants issued pursuant to the
                                    H Power Corp. June 6, 1989 Stock Option Plan

                  4.5      --       Form of Stock Option Agreement for stock
                                    option grants issued outside of a plan
                                    with Schedule of Optionees attached

                  4.6      --       Form of Stock Option Agreement for stock
                                    option grants issued outside of a plan
                                    with Schedule of Optionees attached

                  5.1      --       Opinion of Fulbright & Jaworski L.L.P.

                  23.1     --       Consent of PricewaterhouseCoopers LLP

                  23.2     --       Consent of Fulbright & Jaworski L.L.P.
                                    (included in Exhibit 5.1)

                  24.1     --       Power of Attorney (included in signature
                                    page)